Exhibit 99.1

Press Contact

Mark Plungy

Director, Global Public Relations

+1 (650) 424-5630
mark.plungy@varian.com

Investor Relations Contact

J. Michael Bruff

Senior Vice President, Investor Relations

+1 (650) 424-5163
investors@varian.com

Varian Announces Definitive Agreement to Acquire
Cancer Treatment Services International
Advances Varian Toward Being a Broad-Based Cancer Solutions Company; Updates Annual Guidance

Acquisition key highlights

•	Brings Varian closer to the patient and provider to gain clinical data and insights critical to enhancing existing portfolio and expanding into new products and services
•	Facilitates identification of unmet clinical needs to drive development of new technology-enabled services
•	Increases Varian’s expertise in cancer center operations, and allows for new partnerships with providers globally to expand access to technology-driven care

PALO ALTO, Calif. — May 20, 2019 — Taking an important step to accelerate innovation of new multidisciplinary solutions to address the growing global cancer burden, Varian Medical Systems (NYSE: VAR) today announced it has entered into a definitive agreement to acquire Cancer Treatment Services International (CTSI) for $283 million. Privately held, CTSI operates the American Oncology Institute in Hyderabad and 10 multidisciplinary—radiation, medical and surgical oncology— cancer centers across the Indian subcontinent as well as a U.S.-based Oncology Solutions division that provides cancer care professional services to healthcare providers worldwide.

This transaction will accelerate identification of unmet clinical and operational needs to facilitate advances in technology and services. As a result, the combined companies will be positioned to create new multidisciplinary solutions based on robust clinical information benefiting oncologists, and ultimately resulting in better care for patients. These fast-growing offerings will allow Varian to expand its solutions, while helping to support the continued growth trajectory of the company’s oncology systems business.

“At Varian, the patient and clinician are at the center of our thinking as we evolve into a broad-based cancer care solutions company,” said Dow Wilson, president and chief executive officer of Varian. “Our acquisition of CTSI is consistent with this strategy and will allow us to better support oncology centers globally, accelerate access to technology-driven care and build a feedback loop that will drive cost-effective innovation. We look forward to pooling the ingenuity of our combined team with the power of data, technology and clinical insights to achieve new victories against cancer, especially for the millions of patients globally without access to appropriate care.”

This transaction will increase Varian’s expertise in cancer center operations, allowing for new partnerships globally to deliver world-class, value-based care in developed and emerging markets. In addition, the transaction expands the scope and geographic reach of CTSI’s technology-enabled clinical solutions.

“We are excited to continue our mission to address the growing global incidence of cancer and the disparity in access to treatment between the developed and emerging markets,” said Andrew Shogan, co-founder and executive director, CTSI. “Together with Varian, we will be better equipped to provide new solutions that empower more patients globally to fight cancer.”

“Effectively addressing the growing global cancer burden requires not just new technology and research, but also new ways of collaborating and partnering,” said Stanley M. Marks, M.D., co-founder of CTSI and chairman of UPMC Hillman Cancer Center.  “This acquisition should now expand the development and implementation of new solutions for cancer care around the world.”

Transaction and Closing Details

Varian will finance the acquisition with a combination of borrowings under its credit facility and cash on hand. The transaction is anticipated to close in approximately two weeks, subject to the satisfaction of customary closing conditions.

CTSI generated annual revenues of $43.5 million in the fiscal year ended March 31, 2019. Varian estimates the transaction will have a 6 cents per share dilutive impact to earnings on a GAAP basis and a 3 cents per share dilutive impact to earnings on a Non-GAAP basis for the remainder of fiscal year 2019. The Company expects this acquisition to be accretive to earnings per share during fiscal year 2021 on a Non-GAAP basis and fiscal year 2022 on a GAAP basis.

Updated Guidance for Full Fiscal Year 2019

Given the pro-forma impact of the CTSI acquisition and the gross impact from recently announced incremental tariffs, Varian is adjusting its FY19 annual guidance.

	Prior Guidance	Updated Guidance
Revenues	$3.09 to $3.18 billion	Unchanged
Y/Y	6% to 9%
Non-GAAP operating earnings as a percentage of revenues	17.0% to 18.0%	16.5% to 17.5%
Non-GAAP net earnings per share – diluted	$4.60 to $4.75	$4.55 to $4.70
Cash flows from operations	$460 to $510 million	$440 to $490 million

The guidance continues to assume a Non-GAAP effective tax rate of 21 percent to 22 percent, a weighted average diluted share count of 92 million, currency rates as of the beginning of the company’s third fiscal quarter of 2019 and excludes any future acquisitions.

Conference Call

Varian will hold a teleconference on May 21 at 8:00am ET to discuss the acquisition. To access the call, dial 1-877-407-9708 inside the U.S. and 1-201-689-8259 outside the U.S. The replay can be accessed by dialing 1-877-660-6853 from inside the U.S. or 1-201-612-7415 from outside the U.S. and entering conference ID 13691221. The teleconference replay will be available through 8:00 a.m. Eastern Time, Friday, June 21, 2019.

About Varian

Varian is a leader in developing and delivering cancer care solutions and is focused on creating a world without fear of cancer. Headquartered in Palo Alto, California, Varian employs approximately 7,000 people around the world. For more information, visit http://www.varian.com and follow @VarianMedSys on Twitter.

About CTSI

CTSI is a provider of university-level, comprehensive treatment for cancer patients. Founded by physicians and businessmen with substantial experience in the development, operation and networking of cancer services, CTSI provides innovative and technologically advanced treatment solutions through an IT-based model that allows integration and centralization of core services. The company began international operations at its flagship cancer hospital in Hyderabad, India in 2013 and currently has several operational cancer centers and ongoing development projects. For more information, visit http://www.cancertreatmentservices.com.

Forward-Looking Statements

Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry or market outlook, including growth drivers; the company's future orders, revenues, operating expenses, tax rate, cash flows, earnings growth or other financial results; and any statements using the terms "could," "believe," "expect," "promising," "outlook," "should," "will" or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company's actual results to differ materially from those anticipated. Such risks and uncertainties include our ability to achieve expected synergies from acquisitions; global economic conditions and changes to trends for cancer treatment regionally; currency exchange rates and tax rates; the impact of the Tax Cuts and Jobs Act; the impact of  the Affordable Health Care for America Act (including excise taxes on medical devices) and any further healthcare reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; new and potential future tariffs or a global trade war; demand for and delays in delivery of the company's products; the company's ability to develop, commercialize and deploy new products; the company's ability to meet Food and Drug Administration (FDA) and other regulatory requirements, regulations or procedures; changes in regulatory environments; the company's assessment of the goodwill associated with its proton business, risks associated with the company providing financing for the construction and start-up operations of proton centers, challenges associated with commercializing the company's proton business; challenges to public tender awards and the loss of such awards or other orders; the effect of adverse publicity; the company's reliance on sole or limited-source suppliers; the company's ability to maintain or increase margins; the impact of competitive products and pricing; the potential loss of key distributors or key personnel; and the other risks listed from time to time in the company's filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

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